Filed Pursuant to Rule 424(b)(2)
File No. 333-221324

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated March 19, 2018

PRICING SUPPLEMENT No. 20 dated March     , 2018

(To Market Measure Supplement dated January 24, 2018,

Prospectus Supplement dated January 24, 2018

and Prospectus dated November 3, 2017)

Wells Fargo & Company Medium-Term Notes, Series S Equity Index Linked Securities

Market Linked Securities—Leveraged Upside Participation

to a Cap with Contingent Absolute Return and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

■	Linked to the S&P 500® Index
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The maturity payment amount will reflect the following terms:

■   If the level of the Index increases, you will receive the original offering price plus a positive return equal to 105% to 110% (to be determined on the pricing date) of the percentage increase in the level of the Index from the starting level, subject to a maximum total return at maturity of 15.75% to 16.50% (to be determined on the pricing date) of the original offering price

■   If the level of the Index decreases but the decrease is not more than 15%, you will receive the original offering price plus a positive return equal to 105% to 110% (to be determined on the pricing date) of the absolute value of the percentage decline in the level of the Index from the starting level, which will effectively be capped at a positive return of 15.75% to 16.50% (to be determined on the pricing date)

■   If the level of the Index decreases by more than 15%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the level of the Index in excess of 15%

■	Investors may lose up to 85% of the original offering price
■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $987.93 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $967.93 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$2.50	$997.50
Total
(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Terms of the Securities

Issuer:	Wells Fargo & Company (“Wells Fargo”).
Market Measure:	S&P 500® Index (the “Index”).
Pricing Date:	March 28, 2018.*
Issue Date:	April 3, 2018.* (T+4)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•  if the ending level is greater than the starting level: the lesser of:

(i)   $1,000 + [$1,000 × index performance × participation rate]; and

(ii)  the capped value

•  if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level:

$1,000 + [$1,000 × absolute value of index performance × participation rate]; or

•  if the ending level is less than the threshold level:

$1,000 + [$1,000 × (index performance + 15%)]

If the ending level is less than the threshold level, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Stated Maturity Date:

April 2, 2020*. If the calculation day is postponed, the stated maturity date will be the later of (i) April 2, 2020* and (ii) three business days after the calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the calculation day. If the stated maturity date is not a business day, the payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to the stated maturity date.

Index Performance:

The “index performance” is the percentage change from the starting level to the ending level, measured as follows:

ending level – starting level

starting level

If the index performance is equal to –5%, the absolute value of the index performance would be +5%.

Starting Level:	, the closing level of the Index on the pricing date.

PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Closing Level:

The “closing level” of the Index on any trading day means the official closing level of the Index reported by the index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to the Index” and “—Discontinuance of the Index.”

Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.
Capped Value:

The “capped value” will be determined on the pricing date and will be within the range of 115.75% to 116.50% of the original offering price per security ($1,157.50 to $1,165.00 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 15.75% to 16.50% of the original offering price.

Threshold Level:	, which is equal to 85% of the starting level.
Participation Rate:	The “participation rate” will be determined on the pricing date and will be within the range of 105% to 110%.
Calculation Day:

March 30, 2020*. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $2.50 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001B2T0

*

To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Investment Description

The Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020 (the “securities”) are senior unsecured debt securities of Wells Fargo that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Index from its starting level to its ending level. The securities provide:

(i)

the possibility of a positive return at maturity equal to 105% to 110% (to be determined on the pricing date) of the percentage increase in the level of the Index if the level of the Index increases from the starting level to the ending level, provided that the total return at maturity of the securities will not exceed the maximum total return of 15.75% to 16.50% of the original offering price, as determined on the pricing date;

(ii)

the possibility of a positive return at maturity equal to 105% to 110% (to be determined on the pricing date) of the absolute value of the percentage decline in the level of the Index from the starting level if, and only if, the ending level is not less than the starting level by more than 15%; and

(iii)	exposure to decreases in the level of the Index if and to the extent the ending level is less than the starting level by more than 15%.

If the ending level is less than the starting level by more than 15%, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market.

You should read this pricing supplement together with the market measure supplement dated January 24, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated November 3, 2017 for additional information about the securities. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated January 24, 2018: https://www.sec.gov/Archives/edgar/data/72971/000119312518018329/d527660d424b2.htm

•	Prospectus Supplement dated January 24, 2018: https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated November 3, 2017: https://www.sec.gov/Archives/edgar/data/72971/000119312518018238/d528188d424b2.htm

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a

PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Investor Considerations

We have designed the securities for investors who:

■

seek 105% to 110% (to be determined on the pricing date) leveraged exposure to the upside performance of the Index if the ending level is greater than the starting level, subject to the maximum total return at maturity of 15.75% to 16.50% (to be determined on the pricing date) of the original offering price;

■

understand that any positive return based on the decrease in the level of the Index will be limited to the maximum total return at maturity of 15.75% to 16.50% (to be determined on the pricing date), and that any decrease in the level of the Index by more than 15% will result in a loss, rather than a positive return, on the securities;

■	desire to limit downside exposure to the Index through the 15% buffer;

■	understand that if the ending level is less than the starting level by more than 15%, they will receive less, and possibly 85% less, than the original offering price per security at maturity;

■	are willing to forgo interest payments on the securities and dividends on the securities included in the Index; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending level of the Index may decrease by more than 15% from the starting level;

■	seek uncapped exposure to the upside performance of the Index;

■	seek full return of the original offering price of the securities at stated maturity;

■

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to the large capitalization segment of the United States equity market;

■	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Hypothetical Payout Profile

The following profile is based on a hypothetical capped value of 116.125% or $1,161.25 per security (the midpoint of the specified range for the capped value), a participation rate of 107.50% (the midpoint of the specified range for the participation rate) and a threshold level equal to 85% of the starting level. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual capped value, the actual participation rate and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

If The Ending Level Is Less Than The Threshold Level, You Will Receive Less, And Possibly 85% Less, Than The Original Offering Price Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending level of the Index relative to the starting level and the other terms of the securities. Because the level of the Index will be subject to market fluctuations, the maturity payment amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending level is less than the threshold level, the contingent absolute return feature will not be applicable and the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the level of the Index to the extent it is below the threshold level (expressed as a percentage of the starting level). The threshold level is 85% of the starting level. As a result, you may receive less, and possibly 85% less, than the original offering price per security at maturity even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

Even if the ending level is greater than the starting level, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index.

The securities provide for a positive return if the level of the Index increases or does not decrease by more than 15%. However, any positive return on the securities based on the appreciation or depreciation of the Index will be limited because the maturity payment amount will not exceed the capped value. Any depreciation of the lowest performing Index by more than 15% will result in a loss of some, and possibly 85%, of the original offering price and not a positive return.

Further, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current level of the Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•

Index Performance. The value of the securities prior to maturity will depend substantially on the then-current level of the Index. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the level of the Index at such time is less than, equal to or not sufficiently above the starting level or threshold level.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Index. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Index changes.

•

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current level of the Index. This difference will most likely reflect a discount due to expectations and uncertainty concerning the level of the Index during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current level of the Index.

•	Dividend Yields On Securities Included In The Index. The value of the securities may be affected by the dividend yields on securities included in the Index.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of the Index. Because numerous factors are expected to affect the value of the securities, changes in the level of the Index may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the capped value.

PRS-11

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index.

Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index and received the dividends and other payments paid on those securities. This is in part because the maturity payment amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends and other payments paid on those securities. In addition, the maturity payment amount will not be greater than the capped value.

Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

The trading prices of the securities included in the Index will determine the maturity payment amount payable to you at maturity. As a result, it is impossible to predict whether the closing level of the Index will fall or rise compared to its starting level. Trading prices of the securities included in the Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the Index do not provide an indication of the future performance of the Index.

Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Maturity Payment Amount You Will Receive At Maturity.

The policies of the index sponsor concerning the calculation of the Index and the addition, deletion or substitution of securities comprising the Index and the manner in which the index sponsor takes account of certain changes affecting such securities may affect the level of the Index and, therefore, may affect the value of the securities and the maturity payment amount payable at maturity. The index sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

Actions by any company whose securities are included in the Index may have an adverse effect on the price of its security, the ending level and the value of the securities. We are currently one of the companies included in the Index, but we are not affiliated with any of the other companies included in the Index. These unaffiliated companies included in the Index will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the Index. We have derived the information about the index sponsor and the Index contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Index and the index sponsor. The index sponsor is not involved in the offering of the securities made hereby in any way and has no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

PRS-12

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending level of the Index and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on the scheduled calculation day, which may result in postponement of the calculation day; determining the ending level of the Index if the calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if the Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the ending level of the Index; and determining whether to adjust the ending level of the Index on the calculation day in the event of certain changes in or modifications to the Index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of the Index. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Index or the companies whose securities are included in the Index could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Index from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Index or the companies whose securities are included in the Index published on or prior to the pricing date could result in an increase in the level of the Index on the pricing date, which would adversely affect investors in the securities by increasing the level at which the Index must close on the calculation day in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Index may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in the Index or listed or over-the-counter derivative or synthetic instruments related to the Index or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in the Index, or derivative or synthetic instruments related to the Index or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a

PRS-13

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

change in the securities included in the Index. These hedging activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the Index and other instruments relating to the Index or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession [and/or distribution expense fee], creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-14

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Hypothetical Returns

The following table illustrates, for a hypothetical capped value of 116.125% or $1,161.25 per security (the midpoint of the specified range of the capped value), a hypothetical participation rate of 107.50% (the midpoint of the specified range of the participation rate) and a range of hypothetical ending levels of the Index:

•	the hypothetical index performance;

•	the hypothetical maturity payment amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical index performance(1)	Hypothetical maturity payment amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(2)
175.00	75.00%	$1,161.25	16.125%	7.62%
150.00	50.00%	$1,161.25	16.125%	7.62%
140.00	40.00%	$1,161.25	16.125%	7.62%
130.00	30.00%	$1,161.25	16.125%	7.62%
120.00	20.00%	$1,161.25	16.125%	7.62%
115.00	15.00%	$1,161.25	16.125%	7.62%
110.00	10.00%	$1,107.50	10.750%	5.17%
105.00	5.00%	$1,053.75	5.375%	2.63%
100.00(3)	0.00%	$1,000.00	0.000%	0.00%
95.00	-5.00%	$1,053.75	5.375%	2.63%
90.00	-10.00%	$1,107.50	10.750%	5.17%
85.00	-15.00%	$1,161.25	16.125%	7.62%
84.00	-16.00%	$990.00	-1.000%	-0.50%
80.00	-20.00%	$950.00	-5.000%	-2.55%
75.00	-25.00%	$900.00	-10.000%	-5.20%
50.00	-50.00%	$650.00	-35.000%	-20.42%
25.00	-75.00%	$400.00	-60.000%	-40.95%
0.00	-100.00%	$150.00	-85.000%	-75.53%

(1)	The index performance is equal to the percentage change from the starting level to the ending level (i.e., ending level minus starting level, divided by starting level).

(2)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(3)

The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth under the section titled “The S&P 500® Index” below.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual starting level, ending level, capped value and participation rate.

PRS-15

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, reflecting a hypothetical capped value of 116.125% or $1,161.25 per security (the midpoint of the specified range for the capped value), a hypothetical participation rate of 107.5% (the midpoint of the specified range for the participation rate) and assuming hypothetical starting levels and ending levels as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level. The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level and threshold level will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth under the section titled “The S&P 500® Index” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level is greater than the starting level, and the maturity payment amount is greater than the original offering price but less than the capped value:

Hypothetical starting level:	100.00
Hypothetical ending level:	105.00
Hypothetical index performance (ending level – starting level)/starting level:	5.00%

Since the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount would equal:

$1,000 + [ $1,000 × index performance × participation rate]

$1,000 + [ $1,000 × 5.00% × 107.50%] = $1,053.75

On the stated maturity date you would receive $1,053.75 per security.

Example 2. The ending level is greater than the starting level, and the maturity payment amount is equal to the capped value:

Hypothetical starting level:	100.00
Hypothetical ending level:	150.00
Hypothetical index performance (ending level – starting level)/starting level:	50.00%

The maturity payment amount would be equal to the capped value since the capped value is less than:

$1,000 + [ $1,000 × index performance × participation rate]

$1,000 + [ $1,000 × 50.00% × 107.50%] = $1,537.50

On the stated maturity date you would receive $1,161.25 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Index at a rate of 107.50% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than 115% of the starting level (assuming a capped value of 116.125% or $1,161.25 per security, the midpoint of the specified range for the capped value, and assuming a participation rate of 107.5%, the midpoint of the specified range for the participation rate) since your return on the securities for any ending level greater than 115% of the starting level will be limited to the capped value.

PRS-16

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Example 3. The ending level is less than the starting level but greater than the threshold level, and the maturity payment amount is greater than the original offering price:

Hypothetical starting level:	100.00
Hypothetical ending level:	90.00
Hypothetical index performance (ending level – starting level)/starting level:	-10.00%

Since the hypothetical ending level is less than the hypothetical starting level, but not by more than 15%, you will receive the original offering price of your securities plus a positive return based on the absolute value of the index performance. The maturity payment amount would be calculated as follows:

$1,000 + ($1,000 × absolute value of index performance × participation rate)

$1,000 + ($1,000 × 10.00% × 107.50%) = $1,107.50

On the stated maturity date, you would receive $1,107.50 per security.

Example 4. The ending level is less than the threshold level, and the maturity payment amount is less than the original offering price:

Hypothetical starting level:	100.00
Hypothetical ending level:	50.00
Hypothetical index performance (ending level – starting level)/starting level:	-50.00%

Since the hypothetical ending level is less than the hypothetical starting level by more than 15%, you would lose a portion of the original offering price of your securities and receive a maturity payment amount equal to:

$1,000 + [ $1,000 × (index performance + 15%)]

$1,000 + [ $1,000 × (-50.00% + 15%)] = $650.00

On the stated maturity date you would receive $650.00 per security.

To the extent that the starting level, ending level, capped value and participation rate differ from the values assumed above, the results indicated above would be different.

PRS-17

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing level of the Index under certain circumstances;

•	determine if adjustments are required to the closing level of the Index under various circumstances; and

•	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of the Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Index or any successor equity index are traded or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or

PRS-18

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the Index or successor equity index or any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)

the relevant percentage contribution of a security to the level of the Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)

the “close of trading” on any trading day for the Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “exchange business day” means any trading day for the Index or any successor equity index on which each relevant stock exchange for the securities underlying the Index or any successor equity index and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing on the calculation day, then the calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If the calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing on such eighth trading day, the calculation agent will determine the closing level of the Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the Index. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange.

Adjustments to the Index

If at any time the method of calculating the Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if the Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of the Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating the Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust the Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

PRS-19

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Discontinuance of the Index

If the sponsor or publisher of the Index (each, an “index sponsor”) discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the ending level as described above. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, the calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on the calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

PRS-20

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

The S&P 500® Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index. See “Description of Equity Indices—The S&P Indices” in the accompanying market measure supplement for additional information about the S&P 500 Index.

In addition, information about the S&P 500 Index may be obtained from other sources including, but not limited to, the S&P 500 Index sponsor’s website (including information regarding the S&P 500 Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P 500 Index is accurate or complete.

Historical Information

We obtained the closing levels of the S&P 500 Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2008 to March 15, 2018. The closing level on March 15, 2018 was 2747.33. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the securities.

PRS-21

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2008 through December 31, 2017 and for the period from January 1, 2018 to March 15, 2018.

	High	Low	Last
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.60
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.04	1362.16
Third Quarter	1465.77	1334.76	1440.67
Fourth Quarter	1461.40	1353.33	1426.19
2013
First Quarter	1569.19	1457.15	1569.19
Second Quarter	1669.16	1541.61	1606.28
Third Quarter	1725.52	1614.08	1681.55
Fourth Quarter	1848.36	1655.45	1848.36
2014
First Quarter	1878.04	1741.89	1872.34
Second Quarter	1962.87	1815.69	1960.23
Third Quarter	2011.36	1909.57	1972.29
Fourth Quarter	2090.57	1862.49	2058.90
2015
First Quarter	2117.39	1992.67	2067.89
Second Quarter	2130.82	2057.64	2063.11
Third Quarter	2128.28	1867.61	1920.03
Fourth Quarter	2109.79	1923.82	2043.94
2016
First Quarter	2063.95	1829.08	2059.74
Second Quarter	2119.12	2000.54	2098.86
Third Quarter	2190.15	2088.55	2168.27
Fourth Quarter	2271.72	2085.18	2238.83
2017
First Quarter	2395.96	2257.83	2362.72
Second Quarter	2453.46	2328.95	2423.41
Third Quarter	2519.36	2409.75	2519.36
Fourth Quarter	2690.16	2529.12	2673.61
2018
January 1, 2018 to March 15, 2018	2872.87	2581.00	2747.33

PRS-22

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

PRS-23

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-24

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether any of the issuers of the underlying stocks of the Index (the “underlying stocks”) is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any of the issuers of the underlying stocks were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a non-U.S. holder (as defined below) and in the case of a PFIC if you are a U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the underlying stocks is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, it is more likely than not that a security will be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

PRS-25

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you generally would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a

PRS-26

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code and the discussion below regarding Section 871(m), you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussions below regarding FATCA and Section 871(m), any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

PRS-27

Market Linked Securities—Leveraged Upside Participation to a Cap

with Contingent Absolute Return and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to the S&P 500® Index due April 2, 2020

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing U.S.-source interest or dividends. If the securities were treated as debt instruments or as subject to Section 871(m), the withholding regime under FATCA would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-28